Exhibit 99.1

Airgain Reports Second Quarter 2016 Results

San Diego, Calif., September 20, 2016 — Airgain, Inc. (NASDAQ: AIRG), a leading provider of embedded antenna technologies used to enable high performance wireless networking, today reported results for the second quarter ended June 30, 2016.

Second Quarter 2016 Financial Results

Sales increased 63% to $9.9 million from $6.1 million in the same year-ago period. The increase was primarily driven by an increase in product sales.

Gross profit increased 79% to $4.5 million (46.1% of sales) from $2.5 million (42.0% of sales) in the same year-ago period. The increase in gross profit as a percentage of sales was driven by an increase in the sales of board-mounted antennas, which typically carry higher gross margins.

Total operating expenses increased 31% to $3.6 million from $2.7 million in the same year-ago period. The increase was primarily due to higher personnel expenses to support the company’s sales and marketing and R&D initiatives.

Net income attributable to common stockholders totaled $700,428, or $0.15 per diluted share, an improvement from net loss attributable to common stockholders of $781,689, or $(1.22) per diluted share, in the same year-ago period.

Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, fair market value for adjustments of warrant, and share-based compensation) increased to $1.3 million from $71,165 in the same year-ago period (see note regarding “Use of Non-GAAP Financial Measures,” below for further discussion of this non-GAAP measure).

Second Quarter 2016 Key Performance Indicators (compared to same year-ago period)

•	Total customer devices increased 62% or 4.6 million devices to 12.0 million devices

•	The average number of antennas per device increased 24% to 3.07

•	The average selling price per device decreased 1% to $0.79

Management Commentary

“Our second quarter financial results are largely reflective of the numbers contained in our S-1 filing in July and we’re very pleased with our performance for the quarter,” said Airgain president and CEO, Charles Myers. “We’re also excited to have recently become public and be able to scale our organization even further with a much larger and more diversified shareholder base. Looking ahead to the rest of the year, we look to build on this progress by continuing to execute on our key strategic initiatives.”

Conference Call

Airgain management will hold a conference call today (September 20, 2016) at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results and provide an update on business conditions.

Company president and CEO Charles Myers and CFO Leo Johnson will host the call, followed by a question and answer period.

Date: Tuesday, September 20, 2016

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

U.S. dial-in number: 1-888-233-8011

International dial-in number: 1-913-312-0961

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

The conference call will be broadcast live and available for replay in the investor relations section of the company’s website.

A replay of the conference call will be available after 7:30 p.m. Eastern time on the same day through October 20, 2016.

Toll-free replay number: 1-877-870-5176

International replay number: 1-858-384-5517

Replay ID: 6790315

About Airgain, Inc.

Airgain is a leading provider of embedded antenna technologies used to enable high performance wireless networking across a broad range of home, enterprise, and industrial devices. Our innovative antenna systems open up exciting new possibilities in wireless services requiring high speed throughput, broad coverage footprint, and carrier grade quality. Our antennas are found in devices deployed in carrier, enterprise, and residential wireless networks and systems, including set top boxes, access points, routers, gateways, media adapters, digital televisions and Internet of things (IOT) devices. Airgain partners with and supplies the largest blue chip brands in the world, including original equipment and design manufacturers, chipset makers and global operators. Airgain is headquartered in San Diego, California, and maintains design and test centers in San Diego, Cambridge, UK, Taipei, Taiwan, and Suzhou, China. For more information, visit www.airgain.com.

Airgain and the Airgain logo are registered trademarks of Airgain, Inc.

Forward-Looking Statements

Airgain cautions you that statements in this press release that are not a description of historical facts are forward-looking statements. These statements are based on the company’s current beliefs and expectations. These forward-looking statements include statements regarding our ability to scale our organization further and execute on our key strategic initiatives. The inclusion of forward-looking statements should not be regarded as a representation by Airgain that any of our plans will be achieved. Actual results may differ from those set forth in this press release due to the risk and uncertainties inherent in our business, including, without limitation: the market for our antenna products is developing and may not develop as we expect; our operating results may fluctuate significantly, which makes future operating results difficult to predict and could cause our operating results to fall below expectations or guidance; our products are subject to intense competition, including competition from the customers to whom we sell, and competitive pressures from existing and new companies may harm our business, sales, growth rates and market share; our future success depends on our ability to develop and successfully introduce new and enhanced products for the wireless market that meet the needs of our customers; we sell to customers who are extremely price conscious, and a few customers represent a significant portion of our sales, and if we lose any of these customers, our sales could decrease significantly; we rely on a few contract manufacturers to produce and ship all of our products, a single or limited number of suppliers for some components of our products and channel partners to sell and support our products, and the failure to manage our relationships with these parties successfully could adversely affect our ability to market and sell our products; if we cannot protect our intellectual property rights, our competitive position could be harmed or we could incur significant expenses to enforce our rights; and other risks described in our prior press releases and in our filings with the Securities and Exchange Commission, including under the heading “Risk Factors” in our final prospectus. You are cautioned not to place undue reliance on these forward looking statements, which speak only as of the date hereof, and we undertake no obligation to revise or update this press release to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Note Regarding Use of Non-GAAP Financial Measures

To supplement Airgain’s condensed financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA). We believe Adjusted EBITDA provides useful information to investors with which to analyze our operating trends and performance. In computing Adjusted EBITDA, we also exclude stock-based compensation expense, which represents non-cash charges for the fair value of stock options and other non-cash awards granted to employees, as well as the fair market value adjustments for warrants. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash operating expenses, we believe that providing a non-GAAP financial measure that excludes non-cash expense allows for meaningful comparisons between our core business operating results and those of other companies, as well as providing us with an important tool for financial and operational decision making and for evaluating our own core business operating results over different periods of time.

Our Adjusted EBITDA measure may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. Our Adjusted EBITDA is not a measurement of financial performance under GAAP, and should not be considered as an alternative to operating income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. We do not consider Adjusted EBITDA to be a substitute for, or superior to, the information provided by GAAP financial results. A reconciliation of specific adjustments to GAAP results is provided in the last table at the end of this release.

Airgain Contact

Matt Glover or Najim Mostamand

Liolios Group, Inc.

+1 949 574 3860

AIRG@Liolios.com

Airgain, Inc.

Condensed Balance Sheets

(unaudited)

	June 30, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$5,260,098	$5,335,913
Trade accounts receivable, net	4,620,335	3,731,998
Inventory	77,224	119,733
Prepaid expenses and other current assets	485,481	191,502

Total current assets	10,443,138	9,379,146
Property and equipment, net	843,121	1,026,784
Goodwill	1,249,956	1,249,956
Customer relationships, net	2,980,418	3,137,918
Intangible assets, net	319,903	345,069
Other assets	168,283	121,541

Total assets	$16,004,819	$15,260,414

Liabilities, preferred redeemable convertible stock, and stockholders’ deficit
Current liabilities:
Accounts payable	$3,706,589	$2,873,471
Accrued bonus	796,500	1,335,500
Accrued liabilities	800,191	660,987
Deferred purchase price	1,000,000	1,000,000
Current portion of long-term notes payable	1,536,804	1,625,030
Current portion of deferred rent obligation under operating lease	81,332	81,332

Total current liabilities	7,921,416	7,576,320
Preferred stock warrant liability	—	709,504
Long-term notes payable	2,000,000	2,721,865
Deferred rent obligation under operating lease	505,275	558,641

Total liabilities	10,426,691	11,566,330
Preferred redeemable convertible stock:
Series E preferred redeemable convertible stock—10,500,000 shares authorized and 8,202,466 shares issued and outstanding at June 30, 2016 and December 31, 2015; aggregate liquidation preference of $16,636,346 and $16,274,823 at June 30, 2016 and December 31, 2015, respectively	16,636,346	16,274,823
Series F preferred redeemable convertible stock—5,000,000 shares authorized and 4,734,374 shares issued and outstanding at June 30, 2016 and December 31, 2015; aggregate liquidation preference of $10,761,246 and $10,517,081 at June 30, 2016 and December 31, 2015, respectively	10,761,246	10,517,081
Series G preferred redeemable convertible stock—23,500,000 shares authorized at June 30, 2016 and December 31, 2015; 10,334,862 shares issued and outstanding at June 30, 2016 and December 31, 2015; aggregate liquidation preference of $18,454,197 and $17,987,553 at June 30, 2016 and December 31, 2015, respectively	16,781,646	16,315,002
Stockholders’ deficit:
Preferred convertible stock:
Series A preferred convertible stock, 313,500 shares authorized, issued and outstanding at June 30, 2016 and December 31, 2015; aggregate liquidation preference of $2,459,753 and $2,416,194 at June 30, 2016 and December 31, 2015, respectively	976,000	976,000
Series B preferred convertible stock, 1,183,330 shares authorized and 1,157,606 shares issued and outstanding at June 30, 2016 and December 31, 2015; aggregate liquidation preference of $5,081,890 at June 30, 2016 and December 31, 2015	2,457,253	2,457,253
Series C preferred convertible stock, 682,000 shares authorized, issued and outstanding at June 30, 2016 and December 31, 2015; aggregate liquidation preference of $682,000 at June 30, 2016 and December 31, 2015	549,010	549,010
Series D preferred convertible stock, 4,276,003 shares authorized and 4,091,068 shares issued and outstanding at June 30, 2016 and December 31, 2015; aggregate liquidation preference of $4,614,974 and $4,516,013 June 30, 2016 and December 31, 2015, respectively	1,986,286	1,986,286
Common shares, no par value, 80,000,000 shares authorized at June 30, 2016 and December 31, 2015, respectively; 823,485 and 665,842 shares issued and outstanding at June 30, 2016 and December 31, 2015, respectively	1,166,675	1,094,375
Accumulated deficit	(45,736,334)	(46,475,746)

Total stockholders’ deficit	(38,601,110)	(39,412,822)
Commitments and contingencies (note 14)

Total liabilities, preferred redeemable convertible stock and stockholders’ deficit	$16,004,819	$15,260,414

Airgain, Inc.

Condensed Statements of Operations

(unaudited)

	For the Three Months Ended		For the Six Months Ended
	2016	2015	2016	2015
Sales	$9,856,317	$6,058,125	$18,368,623	$11,790,858
Cost of goods sold	5,309,556	3,513,801	10,144,237	6,763,838

Gross profit	4,546,761	2,544,324	8,224,386	5,027,020

Operating expenses:
Research and development	1,342,403	1,057,755	2,664,090	2,023,853
Sales and marketing	1,383,755	922,342	2,624,859	1,900,359
General and administrative	846,555	737,234	1,844,795	1,562,709

Total operating expenses	3,572,713	2,717,331	7,133,744	5,486,921

Income (loss) from operations	974,048	(173,007)	1,090,642	(459,901)
Other expense (income):
Interest expense, including amortization of debt discount	47,294	8,321	99,770	17,690
Fair market value adjustment - warrants	(381,455)	(15,145)	(460,289)	(258,138)

Total other income	(334,161)	(6,824)	(360,519)	(240,448)
Income (loss) before income taxes	1,308,209	(166,183)	1,451,161	(219,453)
Provision (benefit) for income taxes	(3,000)	5,169	800	9,400

Net income (loss)	1,311,209	(171,352)	1,450,361	(228,853)
Accretion of dividends on preferred convertible stock	(610,781)	(610,337)	(1,214,850)	(1,209,968)

Net income (loss) attributable to common stockholders	$700,428	$(781,689)	$235,511	$(1,438,821)

Net income (loss) per share:
Basic	$0.97	$(1.20)	$0.34	$(2.25)

Diluted	$0.15	$(1.22)	$(0.32)	$(2.66)

Weighted average shares used in calculating income (loss) per share
Basic	724,979	652,208	695,415	638,979

Diluted	4,479,505	652,208	695,415	638,979

Airgain, Inc.

Condensed Statements of Cash Flows

(unaudited)

	For the Six Months Ended
	2016	2015
Cash flows from operating activities:
Net income (loss)	$1,450,361	$(228,853)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	236,357	229,362
Amortization	182,666	—
Fair market value adjustment - warrants	(460,289)	(258,138)
Stock-based compensation	112,168	281,295
Initial public offering costs	—	(47,383)
Changes in operating assets and liabilities:
Trade accounts receivable	(888,337)	746,901
Inventory	42,509	(39,913)
Prepaid expenses and other assets	(93,246)	17,946
Accounts payable	827,453	(218,667)
Accrued bonus	(539,000)	(334,374)
Accrued liabilities	139,204	96,515
Deferred obligation under operating lease	(53,366)	(45,318)

Net cash provided by operating activities	956,480	199,373
Cash flows from investing activities:
Purchases of property and equipment	(47,030)	(93,455)

Net cash used in investing activities	(47,030)	(93,455)
Cash flows from financing activities:
Repayment of notes payable	(810,090)	(134,412)
Proceeds from exercise of warrant	—	225,000
Deferred costs related to initial public offering	(247,475)	—
Proceeds from exercise of stock options	72,300	68,572

Net cash (used in) provided by financing activities	(985,265)	159,160
Net (decrease) increase in cash and cash equivalents	(75,815)	265,078
Cash, beginning of period	5,335,913	3,590,745

Cash, end of period	$5,260,098	$3,855,823

Supplemental disclosure of cash flow information
Interest paid	$99,769	$17,690
Supplemental disclosure of non-cash investing and financing activities:
Accretion of Series E, F, and G preferred redeemable convertible stock to redemption amount	$1,072,332	$1,067,448
Conversion of warrants	$249,215	$—

Airgain, Inc.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(unaudited)

	Three Months Ended
	June 30, 2016	June 30, 2015
Reconciliation of Net Income (Loss) to Adjusted EBITDA
Net income (loss)	$1,311,209	$(171,352)
Stock-based compensation expense	83,274	130,724
Depreciation and amortization	200,416	113,448
Interest and other income	(334,161)	(6,824)
Provision (benefit) for income taxes	(3,000)	5,169

Adjusted EBITDA	$1,257,738	$71,165